EXHIBIT 99.01

News Release

Investor Contact:
Stan Finkelstein
Investor Relations
(925) 290-4321
ir@formfactor.com

FORMFACTOR, INC. REPORTS 2022 THIRD QUARTER RESULTS
Announces Operational Restructuring to Align Cost Structure with Weaker Demand

LIVERMORE, Calif. — October 26, 2022 —FormFactor, Inc. (Nasdaq: FORM) today announced its financial results for the third quarter of fiscal 2022 ended September 24, 2022. Quarterly revenues were $180.9 million, a decrease of 11.3% compared to $203.9 million in the second quarter of fiscal 2022, and a decrease of 4.8% from $190.0 million in the third quarter of fiscal 2021.

•As anticipated, third quarter revenue, gross margin and profitability were down sequentially, chiefly due to the expected reduction in Foundry & Logic probe card demand
•To better align FormFactor’s cost structure with these reduced demand levels, which are now expected to extend well into next year, the Company has implemented an operational restructuring during the fourth quarter of 2022
•Systems Segment’s record third quarter revenue expected to continue in the fourth quarter, highlighting benefits of lab-to-fab diversification strategy and positive impact of recent tuck-in acquisitions

“We expect the current cyclical downturn in demand, which impacted FormFactor’s third quarter revenue and profitability, to extend well into next year,” said Mike Slessor, CEO of FormFactor, Inc. “To preserve profitability at the revenue run rates we believe are likely to prevail until the downturn ends, we have announced decisive steps to better align FormFactor’s cost structure with these temporarily reduced demand levels.”

Third Quarter Highlights

On a GAAP basis, net income for the third quarter of fiscal 2022 was $4.4 million, or $0.06 per fully-diluted share, compared to net income for the second quarter of fiscal 2022 of $30.2 million, or $0.38 per fully-diluted share, and net income for the third quarter of fiscal 2021 of $20.5 million, or $0.26 per fully-diluted share. Gross margin for the third quarter of fiscal 2022 was 34.4%, compared with 46.3% in the second quarter of fiscal 2022, and 42.2% in the third quarter of fiscal 2021.

On a non-GAAP basis, net income for the third quarter of fiscal 2022 was $18.3 million, or $0.24 per fully-diluted share, compared to net income for the second quarter of fiscal 2022 of $36.8 million, or $0.46 per fully-diluted share, and net income for the third quarter of fiscal 2021 of $31.6 million, or $0.40 per fully-diluted share. On a non-GAAP basis, gross margin for the third quarter of fiscal 2022 was 39.0%, compared with 47.4% in the second quarter of fiscal 2022, and 46.0% in the third quarter of fiscal 2021.

A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below.

GAAP net cash provided by operating activities for the third quarter of fiscal 2022 was $24.2 million, compared to $42.6 million for the second quarter of fiscal 2022, and $34.3 million for the third quarter of fiscal 2021. Free cash flow for the third quarter of fiscal 2022 was $15.5 million, compared to free cash flow for the second quarter of fiscal 2022 of $28.3 million, and free cash flow for the third quarter of 2021 of $14.4 million. A reconciliation of net cash provided by operating activities to non-GAAP free cash flow is provided in the schedules included below.

Outlook

Dr. Slessor added, “Our sequentially weaker outlook is due to three primary factors; one, the new US-China trade restrictions announced on October 7th; two, weaker DRAM probe card demand; and three, further softness in Foundry & Logic probe card demand, with specific weakness in RF probe cards. These factors notwithstanding, we remain confident in the long-term growth prospects for the industry overall, driven by the fundamental trends of semiconductor content growth and innovations like advanced packaging.”

For the fourth quarter ending December 31, 2022, FormFactor is providing the following outlook*:

	GAAP	Reconciling Items**	Non-GAAP
Revenue	$155 million +/- $5 million	—	$155 million +/- $5 million
Gross Margin	27% +/- 1.5%	$9 million	33% +/- 1.5%
Net income per diluted share	($0.22) +/- $0.03	$0.25	$0.03 +/- $0.03
*This outlook assumes consistent foreign currency rates.
**Reconciling items are stock-based compensation, restructuring charges, and amortization of intangibles, inventory, and fixed asset fair value adjustments due to acquisitions.

We posted our revenue breakdown by geographic region, by market segment and with customers with greater than 10% of total revenue on the Investor Relations section of our website at www.formfactor.com. We will conduct a conference call at 1:25 p.m. PDT, or 4:25 p.m. EDT, today.

The public is invited to listen to a live webcast of FormFactor’s conference call on the Investor Relations section of our web site at www.formfactor.com. A telephone replay of the conference call will be available approximately two hours after the conclusion of the call. The replay will be available on the Investor Relations section of our website, www.formfactor.com.

Use of Non-GAAP Financial Information:

To supplement our condensed consolidated financial results prepared under generally accepted accounting principles, or GAAP, we disclose certain non-GAAP measures of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses and non-GAAP operating income, that are adjusted from the nearest GAAP financial measure to exclude certain costs, expenses, gains and losses. Reconciliations of the adjustments to GAAP results for the three and nine months ended September 24, 2022, and for outlook provided before, as well as for the comparable periods of fiscal 2021, are provided below, and on the Investor Relations section of our website at www.formfactor.com. Information regarding the ways in which management uses non-GAAP financial information to evaluate its business, management's reasons for using this non-GAAP financial information, and limitations associated with the use of non-GAAP financial information, is included under “About our Non-GAAP Financial Measures” following the tables below.

About FormFactor:

FormFactor, Inc. (Nasdaq: FORM), is a leading provider of essential test and measurement technologies along the full semiconductor product life cycle - from characterization, modeling, reliability, and design de-bug, to qualification and production test. Semiconductor companies rely upon FormFactor’s products and services to accelerate profitability by optimizing device performance and advancing yield knowledge. The Company serves customers through its network of facilities in Asia, Europe, and North America. For more information, visit the Company’s website at www.formfactor.com.

Forward-looking Statements:

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including with respect to the Company’s future financial and operating results, and the Company’s plans, strategies and objectives for future operations. These statements are based on management’s current expectations and beliefs as of the date of this release, and are subject to a number of risks and uncertainties, many of which are beyond the Company’s control, that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding future financial and operating results, customer demand, conditions in the semiconductor industry, and growth opportunities, and other statements regarding the Company’s business. Forward-looking statements may contain words such as “may,” “might,” “will,” “expect,” “plan,” “anticipate,” and “continue,” the negative or plural of these words and similar expressions, and include the assumptions that underlie such statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in demand for the Company’s products; customer-specific demand; market opportunity; anticipated industry trends; the availability, benefits, and speed of customer acceptance or implementation of new products and technologies; manufacturing, processing, and design capacity, goals, expansion, volumes, and progress; difficulties or delays in research and development; industry seasonality; risks to the Company’s realization of benefits from acquisitions, investments in capacity and investments in new electronic data systems and information technology; reliance on customers or third parties (including suppliers); changes in macro-economic environments; events affecting global and regional economic and market conditions and stability such as infectious diseases and pandemics, military conflicts, political volatility and similar factors, operating separately or in combination; and other factors, including those set forth in the Company’s most current annual report on Form 10-K, quarterly reports on Form 10-Q and other filings by the Company with the U.S. Securities and Exchange Commission. We continue to operate in an environment with substantial uncertainties arising from global, regional and national health crises such as the COVID-19 pandemic, including with respect to their impact on our operations, capacity, customer demand, and supply chain, as well as the macroeconomic environment. In addition, there are varying barriers to international trade, including restrictive trade and export regulations, dynamic tariffs, trade disputes between the U.S. and other countries, such as the recent US-China restrictions, and national security developments or tensions, that may substantially restrict or condition our sales to or in certain countries, increase the cost of doing business internationally, and disrupt our supply chain. No assurances can be given that any of the events anticipated by the forward-looking statements within this press release will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of the Company. Unless required by law, the Company is under no obligation (and expressly disclaims any such obligation) to update or revise its forward-looking statements whether as a result of new information, future events, or otherwise.

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 24, 2022	June 25, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Revenues	$180,869	$203,907	$189,964	$581,950	$564,676
Cost of revenues	118,656	109,538	109,745	331,144	331,468
Gross profit	62,213	94,369	80,219	250,806	233,208
Operating expenses:
Research and development	26,549	28,317	26,026	82,000	75,526
Selling, general and administrative	31,637	33,406	30,940	97,949	91,434
Total operating expenses	58,186	61,723	56,966	179,949	166,960
Operating income	4,027	32,646	23,253	70,857	66,248
Interest income	709	300	121	1,147	463
Interest expense	(152)	(119)	(151)	(463)	(447)
Other income, net	1,041	551	58	1,784	36
Income before income taxes	5,625	33,378	23,281	73,325	66,300
Provision for income taxes	1,274	3,136	2,784	8,860	8,273
Net income	$4,351	$30,242	$20,497	$64,465	$58,027
Net income per share:
Basic	$0.06	$0.39	$0.26	$0.83	$0.75
Diluted	$0.06	$0.38	$0.26	$0.82	$0.73
Weighted-average number of shares used in per share calculations:
Basic	77,245	77,897	77,869	77,796	77,643
Diluted	77,688	79,210	79,029	78,492	79,190

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 24, 2022	June 25, 2022	September 25, 2021	September 24, 2022	September 25, 2021
GAAP Revenue	$180,869	$203,907	$189,964	$581,950	$564,676
Adjustments:
Amortization of deferred revenue fair value adjustments due to acquisitions	—	—	57	—	260
Non-GAAP Revenue	$180,869	$203,907	$190,021	$581,950	$564,936

GAAP Gross Profit	$62,213	$94,369	$80,219	$250,806	$233,208
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	1,241	1,139	1,545	3,548	13,598
Stock-based compensation	1,022	734	1,392	2,834	3,806
Restructuring charges	6,060	454	4,322	6,653	4,490
Non-GAAP Gross Profit	$70,536	$96,696	$87,478	$263,841	$255,102

GAAP Gross Margin	34.4%	46.3%	42.2%	43.1%	41.3%
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	0.6%	0.5%	0.8%	0.6%	2.4%
Stock-based compensation	0.6%	0.4%	0.7%	0.5%	0.7%
Restructuring charges	3.4%	0.2%	2.3%	1.1%	0.8%
Non-GAAP Gross Margin	39.0%	47.4%	46.0%	45.3%	45.2%

GAAP operating expenses	$58,186	$61,723	$56,966	$179,949	$166,960
Adjustments:
Amortization of intangibles	(1,567)	(1,526)	(1,604)	(4,654)	(4,909)
Stock-based compensation	(6,973)	(5,624)	(6,528)	(19,039)	(17,779)
Restructuring charges	(114)	(127)	(311)	(415)	(777)
Gain on contingent consideration	—	—	—	—	95
Acquisition related expenses	—	—	—	—	(209)
Non-GAAP operating expenses	$49,532	$54,446	$48,523	$155,841	$143,381

GAAP operating income	$4,027	$32,646	$23,253	$70,857	$66,248
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,808	2,665	3,149	8,202	18,507
Stock-based compensation	7,995	6,358	7,920	21,873	21,585
Restructuring charges	6,174	581	4,633	7,068	5,267
Gain on contingent consideration	—	—	—	—	(95)
Acquisition related expenses	—	—	—	—	209
Non-GAAP operating income	$21,004	$42,250	$38,955	$108,000	$111,721

FORMFACTOR, INC.
NON-GAAP FINANCIAL MEASURE RECONCILIATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 24, 2022	June 25, 2022	September 25, 2021	September 24, 2022	September 25, 2021
GAAP net income	$4,351	$30,242	$20,497	$64,465	$58,027
Adjustments:
Amortization of intangibles, inventory and fixed asset fair value adjustments due to acquisitions	2,808	2,665	3,149	8,202	18,507
Stock-based compensation	7,995	6,358	7,920	21,873	21,585
Restructuring charges	6,174	581	4,633	7,068	5,267
Gain on contingent consideration	—	—	—	—	(95)
Acquisition related expenses	—	—	—	—	209
Income tax effect of non-GAAP adjustments	(3,017)	(3,071)	(4,571)	(7,813)	(12,650)
Non-GAAP net income	$18,311	$36,775	$31,628	$93,795	$90,850

GAAP net income per share:
Basic	$0.06	$0.39	$0.26	$0.83	$0.75
Diluted	$0.06	$0.38	$0.26	$0.82	$0.73

Non-GAAP net income per share:
Basic	$0.24	$0.47	$0.41	$1.21	$1.17
Diluted	$0.24	$0.46	$0.40	$1.19	$1.15

FORMFACTOR, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	September 24, 2022	September 25, 2021
Cash flows from operating activities:
Net income	$64,465	$58,027
Selected adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,189	19,256
Amortization	7,056	16,362
Stock-based compensation expense	21,873	21,585
Provision for excess and obsolete inventories	16,078	11,621
Non-cash restructuring charges	710	1,592
Gain on contingent consideration	—	(95)
Other activity impacting operating cash flows	(20,323)	(26,319)
Net cash provided by operating activities	111,048	100,437
Cash flows from investing activities:
Acquisition of property, plant and equipment	(39,024)	(51,353)
Acquisition of business	(3,350)	—
Purchase of promissory note receivable	(1,000)	—
Purchases of marketable securities, net	(8,639)	(43,623)
Net cash used in investing activities	(52,013)	(94,976)
Cash flows from financing activities:
Purchase of common stock through stock repurchase program	(73,478)	(23,951)
Proceeds from issuances of common stock	10,499	10,647
Tax withholdings related to net share settlements of equity awards	(15,564)	(12,643)
Payment of contingent consideration	—	(3,873)
Principal repayments on term loans	(6,421)	(7,049)
Net cash used in financing activities	(84,964)	(36,869)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,708)	(2,216)
Net decrease in cash, cash equivalents and restricted cash	(31,637)	(33,624)
Cash, cash equivalents and restricted cash, beginning of period	155,342	191,098
Cash, cash equivalents and restricted cash, end of period	$123,705	$157,474

FORMFACTOR, INC.
RECONCILIATION OF CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP FREE CASH FLOW
(In thousands)
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 24, 2022	June 25, 2022	September 25, 2021	September 24, 2022	September 25, 2021
Net cash provided by operating activities	$24,247	$42,646	$34,282	$111,048	$100,437
Adjustments:
Cash paid for interest	161	131	157	455	496
Acquisition related payments in working capital	—	—	—	—	209
Capital expenditures	(8,908)	(14,510)	(20,031)	(39,024)	(51,353)
Free cash flow	$15,500	$28,267	$14,408	$72,479	$49,789

FORMFACTOR, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 24, 2022	June 25, 2022	December 25, 2021
ASSETS
Current assets:
Cash and cash equivalents	$120,602	$136,395	$151,010
Marketable securities	130,991	129,919	125,055
Accounts receivable, net of allowance for credit losses	110,497	107,726	115,541
Inventories, net	132,029	143,475	111,548
Restricted cash	1,263	2,102	2,233
Prepaid expenses and other current assets	20,932	17,447	18,652
Total current assets	516,314	537,064	524,039
Restricted cash	1,840	1,802	2,099
Operating lease, right-of-use-assets	31,508	33,499	35,210
Property, plant and equipment, net of accumulated depreciation	163,384	157,814	146,555
Goodwill	209,105	212,357	212,299
Intangibles, net	28,208	30,872	36,342
Deferred tax assets	67,775	65,059	61,995
Other assets	4,229	3,980	1,981
Total assets	$1,022,363	$1,042,447	$1,020,520

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$75,021	$60,927	$57,862
Accrued liabilities	46,328	54,835	50,836
Current portion of term loans, net of unamortized issuance costs	2,734	4,725	8,931
Deferred revenue	31,974	31,255	23,224
Operating lease liabilities	7,699	7,843	7,901
Total current liabilities	163,756	159,585	148,754
Term loans, less current portion, net of unamortized issuance costs	14,653	14,915	15,434
Deferred tax liabilities	2,232	2,909	3,623
Long-term operating lease liabilities	27,858	29,511	31,009
Other liabilities	5,562	5,542	5,920
Total liabilities	214,061	212,462	204,740

Stockholders’ equity:
Common stock	77	77	78
Additional paid-in capital	843,453	860,584	898,945
Accumulated other comprehensive loss	(17,899)	(8,996)	(1,449)
Accumulated deficit	(17,329)	(21,680)	(81,794)
Total stockholders’ equity	808,302	829,985	815,780
Total liabilities and stockholders’ equity	$1,022,363	$1,042,447	$1,020,520

About our Non-GAAP Financial Measures:

We believe that the presentation of non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and free cash flow provides supplemental information that is important to understanding financial and business trends and other factors relating to our financial condition and results of operations. Non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income are among the primary indicators used by management as a basis for planning and forecasting future periods, and by management and our board of directors to determine whether our operating performance has met certain targets and thresholds. Management uses non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income when evaluating operating performance because it believes that the exclusion of the items indicated herein, for which the amounts or timing may vary significantly depending upon our activities and other factors, facilitates comparability of our operating performance from period to period. We use free cash flow to conduct and evaluate our business as an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows. Many investors also prefer to track free cash flow, as opposed to only GAAP earnings. Free cash flow has limitations due to the fact that it does not represent the residual cash flow available for discretionary expenditures, and therefore it is important to view free cash flow as a complement to our entire consolidated statements of cash flows. We have chosen to provide this non-GAAP information to investors so they can analyze our operating results closer to the way that management does, and use this information in their assessment of our business and the valuation of our Company. We compute non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income, by adjusting GAAP net income, GAAP net income per basic and diluted share, GAAP revenue, GAAP gross profit, GAAP gross margin, GAAP operating expenses, and GAAP operating income to remove the impact of certain items and the tax effect, if applicable, of those adjustments. These non-GAAP measures are not in accordance with, or an alternative to, GAAP, and may be materially different from other non-GAAP measures, including similarly titled non-GAAP measures used by other companies. The presentation of this additional information should not be considered in isolation from, as a substitute for, or superior to, net income, net income per basic and diluted share, revenue, gross profit, gross margin, operating expenses, or operating income in accordance with GAAP. Non-GAAP financial measures have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. We may expect to continue to incur expenses of a nature similar to the non-GAAP adjustments described above, and exclusion of these items from our non-GAAP net income, non-GAAP net income per basic and diluted share, non-GAAP revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, and non-GAAP operating income should not be construed as an inference that these costs are unusual, infrequent or non-recurring. For more information on the non-GAAP adjustments, please see the table captioned “Non-GAAP Financial Measure Reconciliations” and “Reconciliation of Cash Provided by Operating Activities to non-GAAP Free Cash Flow” included in this press release.

Source: FormFactor, Inc.
FORM-F